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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" and to the incorporation by reference in the Registration Statements (Form S-8, No. 333-117464) pertaining to the Amended and Restated 2004 Employee Stock Purchase Plan, and (Form S-8, No. 333-117464) pertaining to the 1997 Stock Option Plan, the 2003 Non-Employee Director Stock Option Plan, and the 2004 Stock Option and Incentive Plan, of our report dated February 4, 2005, with respect to the consolidated financial statements of Phase Forward Incorporated and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Boston, Massachusetts
March 7, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM